Exhibit 10.5
EXECUTION VERSION
STRICTLY CONFIDENTIAL

TRANSITION AGREEMENT
THIS TRANSITION AGREEMENT, dated as of March 2, 2015 (together with all Schedules and Exhibits attached hereto, this “Agreement”), is by and between Novartis Pharma AG, a Swiss corporation (“Novartis”), and Array BioPharma Inc., a Delaware corporation (“Array”). Novartis and Array are sometimes collectively referred to herein as the “Parties” and each separately as a “Party.”
WHEREAS, Novartis and Array are parties to the LGX Asset Transfer Agreement dated as of January 19, 2015 (the “Asset Transfer Agreement”); and
WHEREAS, in connection with the Contemplated Transactions, the Parties desire to provide for the transition of certain activities related to the Development of Encorafenib from Novartis to Array (the “Transition”), on the terms and subject to the conditions hereof.
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1    Definitions. Capitalized terms used herein but not defined herein have the meanings ascribed to them in the Asset Transfer Agreement. As used herein, the following terms have the meanings set forth below:
“Accounting Standards” means, with respect to Array, U.S. GAAP (United States Generally Accepted Accounting Principles) and means, with respect to Novartis, the IFRS (International Financial Reporting Standards), in each case, as generally and consistently applied throughout each Party’s organization.
“Agreement” has the meaning set forth in the preamble.
“Array” has the meaning set forth in the preamble.
“Asset Transfer Agreement” has the meaning set forth in the recitals.
“Auditor” has the meaning set forth in Section 4.2.
“COLUMBUS Trial” means the clinical trial designated with the following ClinicalTrials.gov identifier: NCT01909453.
“Combination Trial” has the meaning set forth in Schedule I.
“Complete” or “Completion” means, with respect to a clinical trial, the completion of all of the following: (a) completion of all final monitoring visits for all patients then-enrolled in such clinical trial; (b) receipt of all top-line results (including, without limitation, all patient

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

report forms and case report forms); and (c) resolution of all outstanding data queries; provided, however, that “Complete” or “Completion” also includes if Novartis is responsible for the Completion of a clinical trial, completion and delivery by Novartis to Array of a full statistical analysis, in a form reasonably acceptable to Array, of all Study Data.
“CRO” means a Third Party contract research organization engaged by one of the Parties to perform one or more clinical studies.
“DRC” has the meaning set forth in Schedule I.
“Drug Product” has the meaning set forth in the Supply Agreement.
“Drug Substance” has the meaning set forth in the Supply Agreement.
“Facility” has the meaning set forth in the Supply Agreement.
“Finished Product” has the meaning set forth in the Supply Agreement.
“First Patient First Visit” means the completion, in accordance with applicable study protocol and regulations, of a first study visit by a human subject in a clinical trial.
“FTE” means a full time equivalent person year (consisting of [*] hours per year) of work performing work hereunder. For clarity, indirect personnel who provide general support functions that are not primarily related to the work performed hereunder (including general support functions such as managerial (other than the first level managers directly supervising employees performing work hereunder), financial, legal or business development) shall not constitute FTEs.
“FTE Costs” for a given period means the product of (a) the total FTEs (proportionately, on a per-FTE basis) dedicated by a Party or its Affiliates in the particular period to the direct performance of the applicable activities to be performed, and (b) the FTE Rate.
“FTE Rate” means a rate per FTE equal to [*] (which may be prorated on a daily or hourly basis as necessary) with respect to activities conducted pursuant to this Agreement. “FTE Rate” shall be deemed to include all direct and indirect costs of each Party’s FTEs (including personnel and travel expenses, and the costs of managerial (other than those who otherwise fall within the definition of FTE), financial, legal or business development personnel supporting the activities of such FTEs).
“Manufacturing Technology” means all material data and manufacturing Know-How that is described on Exhibit B to Schedule I and is necessary or materially useful for the Manufacturing of the Product and the Drug Substance.
“Marketing Approval” means, with respect to a product containing Encorafenib, in any country or jurisdiction, any approval, registration, license or authorization from a Regulatory Authority in a country or other jurisdiction that is necessary to Commercialize such product in such country or jurisdiction.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

“Materials” has the meaning set forth in the Supply Agreement.
“Novartis” has the meaning set forth in the preamble.
“Obligations” has the meaning set forth in Section 2.1.
“Other Novartis Sponsored Trials” means those clinical trials designated with the following ClinicalTrials.gov identifiers: [*].
“Out-of-Pocket Costs” means direct expenses paid or payable to Third Parties which are specifically identifiable and incurred for services or materials provided by them directly in their performance of the Obligations; such expenses to have been recorded as income statement items in accordance with Accounting Standards and for the avoidance of doubt, not including pre-paid amounts (until expensed in accordance with Accounting Standards). For clarity, Out-of-Pocket Costs do not include any costs included in the FTE Rate or capital expenditures, payments for internal salaries or benefits; facilities; utilities; general office or laboratory supplies; information technology; and the like.
“Party” or “Parties” has the meaning set forth in the preamble.
“Product” has the meaning set forth in the Supply Agreement.
“Product Tech Transfer” has the meaning set forth in Schedule I.
“Qualification Support Services” has the meaning set forth in Schedule I.
[*]
“Reimbursable Costs” has the meaning set forth in Section 4.1(a).
“Reimbursement Period” means the period commencing on the date hereof and ending on the [*] anniversary hereof.
“Study Data” means all records, reports, data and information that are or were created as a result of or in connection with the conduct of a clinical trial, whether generated, derived or prepared by a Party, their respective Affiliates (or a Third Party on behalf of a Party), whether alone or jointly with others, in whole or in part, and whether alone or in conjunction with others.
“Tech Transfer CMOs” means the Commercial Supply CMO and [*] (as each term is defined in the Supply Agreement).
“Tech Transfer Period” has the meaning set forth in Schedule I.
“Technical Transfer Plan” has the meaning set forth in Schedule I.
“Technical Transfer Services” has the meaning set forth in Schedule I.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

“Term” has the meaning set forth in Section 3.1.
“Transition” has the meaning set forth in the recitals.
ARTICLE II
OBLIGATIONS TO BE PERFORMED
Section 2.1    Obligations. In accordance with the terms and provisions of this Agreement, each Party agrees to perform the obligations assigned to such Party described in and in accordance with Schedule I (collectively, such Party’s “Obligations”) for the time period and to the extent specified in Schedule I. At its option, Array may cause any of its Obligations to be performed by one of its Affiliates or by any Third Party. At its option, Novartis may cause any of its Obligations to be performed (a) by one of its Affiliates or (b) by any Third Party who, as of the signing date of the Asset Transfer Agreement, was performing or had performed such Obligations on behalf of Novartis, and (c) subject to the prior written consent of Array as to the decision to cause such Obligations to be performed by a Third Party and the identity of such Third Party (in each case, not to be unreasonably withheld, delayed or conditioned, provided that notwithstanding the dispute resolution provision in Section 5.3, any dispute over whether the withholding, delay or conditioning of such consent is reasonable shall be submitted for resolution by the Parties to the monitor to be appointed by the FTC pursuant to Section 7.1(c) of the Asset Transfer Agreement). Each Party shall remain responsible, in accordance with the terms of this Agreement, for performance of any of its Obligations it causes to be so performed.

Section 2.2    Standard of Performance.
(a)    Without limiting any other provision of this Agreement or either Party’s obligations pursuant to the applicable Clinical Trial Agreement, each Party hereby represents, warrants and covenants that it shall perform its Obligations as set forth herein in accordance with [*].
(b)    Other than as expressly set forth in this Section 2.2, the Asset Transfer Agreement and Ancillary Agreements, neither Party makes any representations or warranties of any kind, express or implied, with respect to its Obligations performed hereunder.
Section 2.3    Cooperation. The Parties shall cooperate with each other in all matters relating to the performance of the Obligations. Such cooperation shall include exchanging necessary information, performing adjustments and obtaining all consents, licenses, sublicenses or approvals, in each case, as necessary to permit each Party to perform its Obligations hereunder.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Section 2.4    Transition Committee. The Transition Committee shall be responsible for overseeing the performance of the Parties’ Obligations hereunder in accordance with Section 3.9 of the Asset Transfer Agreement. Each Party’s representatives on the Transition Committee shall identify and designate, from time to time, a contact person for such Party’s Obligations.
Section 2.5    Regulatory Matters.
(a)    For the sake of clarity, the Parties shall conduct all clinical trials in accordance with the applicable Clinical Trial Agreement.
(b)    Except as necessary for Novartis to perform its Obligations under this Agreement or its obligations under any Ancillary Agreement or as otherwise set forth in any Clinical Trial Agreement, Array will file and be the owner of all Regulatory Materials to the extent related to Encorafenib and products containing Encorafenib (alone or in combination), including any filings for Regulatory Approval. Novartis will retain ownership and remain the sponsor of such existing Regulatory Materials as are necessary for Novartis to perform its Obligations under this Agreement and its obligations under any Clinical Trial Agreement, but solely to the extent necessary and until completion of such obligations by Novartis. Thereafter (or earlier for any such Regulatory Materials that are not necessary for Novartis to complete such Obligations), upon the request of Array, Novartis will assign or cause to be assigned to Array or its designee (or to the extent not so assignable, Novartis will to the extent possible make available to Array or its designee the benefits of) all such Regulatory Materials, or, if directed by Array (in its sole discretion) in writing, close or inactivate such Regulatory Materials as soon as reasonably practicable.
ARTICLE III
TERM AND TERMINATION
Section 3.1    Term. The term of this Agreement shall commence on the Effective Date and shall expire with respect to (i) each Obligation as specified in Schedule I with respect to such Obligation and (ii) this Agreement when all Obligations have been completed (the “Term”). In the event of any expiration or termination of this Agreement, this Agreement (other than this Section 3.1, Section 4.1 with respect to accrued but unpaid Reimbursable Costs, Section 4.2, Section 4.3, and Article V) shall be of no further force or effect with no liability on the part of any Party; provided that, subject to the terms of this Agreement, no such termination shall relieve any Party from liability for any breach of this Agreement prior to termination thereof or, subject to the terms of such other agreements, from any liability for any breach under any other agreements between the Parties.
Section 3.2    Termination. Notwithstanding anything to the contrary contained herein, this Agreement may be terminated, in whole or in part, at any time by the mutual consent of the Parties.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

ARTICLE IV
PAYMENT
Section 4.1    Reimbursement of Array Costs.
(a)    Subject to Section 4.1(b) and Section 4.1(c), Novartis shall reimburse Array for certain Out-Of-Pocket Costs and FTE Costs as set forth in paragraph 4 of Schedule I incurred by Array during the Reimbursement Period (“Reimbursable Costs”).
(b)    Notwithstanding any other provision of this Agreement, in no event shall Array be entitled to be reimbursed hereunder for Reimbursable Costs that exceed, [*].
(c)    For each calendar quarter starting after the second (2nd) calendar quarter after the Effective Date, no later than [*] days prior to the beginning of each such calendar quarter, Array shall provide to Novartis, for the limited purpose of assisting Novartis with its budgetary processes, a non-binding, written good faith estimate, in reasonable detail (including a breakout of Out-of-Pocket Costs and FTE Costs), of the amount of Reimbursable Costs expected to be incurred by Array during such calendar quarter. The Parties acknowledge and agree that such estimate is provided by Array for information purposes only (and cannot be used by Novartis for any other purpose) and that any inaccuracy in such estimate shall not constitute a breach of this Agreement.
(d)    Within [*] of the end of each calendar month during the Term, Array shall invoice Novartis for Reimbursable Costs incurred by Array in the preceding calendar month. Novartis shall pay the invoiced amount within [*] following receipt thereof. Array shall be responsible for the payment of any sales or other taxes relating to the provision of goods or services received with respect to the Obligations.
(e)    To the extent Novartis disputes in good faith any amount payable by Novartis to Array under this Section 4.1, Novartis shall notify Array in writing of the nature and amount of such dispute in reasonable detail prior to the [*] following Novartis’s receipt of the invoice which relates thereto. Such dispute shall be resolved in accordance with the dispute resolution process provided in Section 10.9 of the Asset Transfer Agreement. For the sake of clarity, (a) this Agreement shall continue in full force and effect (and the performance of all Obligations under this Agreement shall continue in accordance herewith) during the pendency of any such dispute and (b) Novartis shall pay any undisputed amounts when due under Section 4.1(d).
(f)    All payments required to be made by Novartis pursuant to this Agreement shall be invoiced in and made in U.S. dollars in the form of cash or by wire transfer of immediately available funds to an account designated by Array.
Section 4.2    Audits. Array shall keep complete, true and accurate books and records in accordance with its Accounting Standards in sufficient detail for Novartis to confirm [*] due under this Agreement. Array shall keep such books and records for at least [*] following the end of the fiscal year to which they pertain. Novartis shall have the right for a period of [*]

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

after receiving any invoice with respect to payments due and payable hereunder to appoint an independent accounting firm (the “Auditor”) reasonably acceptable to Array to inspect the relevant records of Array or its Affiliates to verify such reports, statements, records or books of accounts, as applicable. Before beginning its audit, the Auditor shall execute an undertaking reasonably acceptable to Array by which the Auditor shall keep confidential all information reviewed during such audit. Array and its Affiliates, as applicable, shall make its records available for inspection by such Auditor during regular business hours at such place or places where such records are customarily kept, upon receipt of reasonable advance notice from Novartis, solely to verify the accuracy of Array’s or its Affiliate’s payment records or books of accounts and compliance in other respects with this Agreement. The Auditor shall have the right to disclose to Novartis the results and its conclusions regarding any Reimbursable Costs owed under this Agreement, and Novartis shall treat such conclusions as Confidential Information pursuant to Article VII of the Asset Transfer Agreement. For the avoidance of doubt, notwithstanding the foregoing, the Auditor shall not disclose to Novartis any more detailed information than Novartis would have otherwise been entitled to receive pursuant to this Agreement absent this audit right. The audit report and basis for any determination by the Auditor shall be made available for review and comment by Array, and Array shall have the right, at its expense, to request a further determination by such Auditor as to matters that Array disputes (to be completed no more than [*] days after the applicable audit report is provided to Array and to be limited to the disputed matters). If the Parties disagree as to such further determination, such dispute shall be resolved pursuant to Section 10.9 of the Asset Transfer Agreement. Such inspection right shall not be exercised more than once in any calendar year during the Term and once thereafter. Novartis shall pay its own costs of such inspections, as well as its own legal expenses associated with enforcing its right with respect to any payment hereunder, except that in the event there is any downward adjustment in aggregate amounts payable for any calendar year shown by such inspection of more than [*] of the amount paid for such calendar year, Array shall pay for such inspection. Array shall promptly reimburse Novartis the amount of any overpayment by Novartis of Reimbursable Costs. Novartis shall promptly pay Array the amount of any underpayment by Novartis of Reimbursable Costs.
Section 4.3    Expenses. Except as otherwise specified herein, all costs and expenses incurred in connection with this Agreement, including the performance of the Obligations, will be paid by the Party incurring such costs and expenses.
ARTICLE V
MISCELLANEOUS
Section 5.1    Treatment of Employees. Employees of either Party or their respective Affiliates involved in the performance of Obligations shall remain employees of such Party or Affiliate, and such Party shall be solely responsible for the payment and provision of all wages, bonuses, commissions and employee benefit plans, programs or arrangements relating to such employees.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Section 5.2    Confidentiality. Each Party acknowledges that the information being provided to it in connection with this Agreement and the performance of the Obligations is subject to the confidentiality provisions of the Asset Transfer Agreement.
Section 5.3    Dispute Resolution. In the event of a dispute with regard to the interpretation, breach or alleged breach of this Agreement, the matter shall be resolved in accordance with the dispute resolution process provided in Section 10.9 of the Asset Transfer Agreement.
Section 5.4    Relationship of Parties. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture, agency, trust, employer-employee relationship, or other association of any kind, each Party being individually responsible only for its obligations as set forth in this Agreement.
Section 5.5    Indemnification. Each Party acknowledges that this Agreement is subject to the indemnification provisions set forth in the Asset Transfer Agreement.
Section 5.6    Limitation of Liability. EXCEPT TO THE EXTENT (A) EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT OR IN THE ASSET TRANSFER AGREEMENT; OR (B) ANY SUCH DAMAGES ARE REQUIRED TO BE PAID TO A THIRD PARTY AS PART OF A CLAIM FOR WHICH A PARTY PROVIDES INDEMNIFICATION UNDER ARTICLE IX OF THE ASSET TRANSFER AGREEMENT, NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY (X) FOR ANY PUNITIVE OR INCIDENTAL DAMAGES, OR (Y) FOR ANY CONSEQUENTIAL, INDIRECT, EXEMPLARY OR SPECIAL DAMAGES, LOST PROFITS, LOST REVENUE OR OPPORTUNITY COSTS (INCLUDING WHERE CALCULATED BY USING OR TAKING INTO ACCOUNT ANY MULTIPLE OF EARNINGS, CASH FLOW, REVENUE OR OTHER SIMILAR MEASURE).
Section 5.7    Binding Effect; Assignments. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Each Party agrees that its rights and obligations under this Agreement may not be transferred or assigned, directly or indirectly, to any Person without the prior written consent of the other Parties; provided, however, that each Party may transfer or assign this Agreement (without the other Party’s consent) (A) to an Affiliate (for so long as such Person remains an Affiliate) or (B) to any Third Party that purchases or otherwise receives all or substantially all of the assets owned or controlled by such Party to which this Agreement relates (whether by merger, consolidation, stock sale, asset sale or otherwise).
Section 5.8    Headings. The headings of the Sections and Articles of this Agreement are for reference purposes only, are not part of this Agreement, and shall not in any way affect the meaning or interpretation of this Agreement.
Section 5.9    Notices. In addition to any other specific procedures for notification required herein, all notices, demands, requests and other communications made hereunder shall be in writing and shall be given by personal delivery, by nationally recognized overnight courier (with charges prepaid), and shall be deemed to have been given or made (a) if personally delivered, on the day of such delivery, or (b) if sent by overnight courier, three (3)

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

days following the date deposited with such overnight courier service, in each case, pending the designation of another address, addressed as follows:
If to Array:
Array BioPharma Inc.
3200 Walnut Street
Boulder, CO 80301
USA
Attention: General Counsel

If to Novartis:
Novartis Pharma AG
Lichtstrasse 35
CH - 4056 Basel
Switzerland
Attention: General Counsel
Section 5.10    Counterparts. This Agreement may be executed in one or more counterparts, and delivered by electronic or other means, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.
Section 5.11    Entire Agreement. This Agreement, including the Schedules hereto, which are incorporated by reference herein, the Asset Transfer Agreement, and the other Ancillary Agreements represent the entire understanding and agreement between the Parties with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings between the Parties with respect to such subject matter. All provisions contained in any Schedule delivered by or on behalf of the Parties in connection with this Agreement are an integral part of this Agreement. In the event of any conflict between the terms of this Agreement and the terms of any Schedule, the terms of this Agreement shall control and prevail.
Section 5.12    Governing Law. This Agreement (including any claim or controversy arising out of or relating to this Agreement) shall be governed by the law of the State of New York without regard to conflict of law principles that would result in the application of any Applicable Law other than the laws of the State of New York.
Section 5.13    Amendment and Modification. Any amendment, modification, or supplement of or to any provision of this Agreement, including the Schedules hereto, shall be effective only in writing and signed by a duly authorized officer of all Parties. The Parties waive the right to amend the provisions of this Section 5.13 orally.
Section 5.14    Severability. If and to the extent that any court of competent jurisdiction holds any provision (or any part thereof) of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity or enforceability of the remainder

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

of this Agreement, and the invalid or unenforceable provision shall be fully severed from this Agreement and there shall automatically be added in lieu thereof a provision as similar in terms and intent to such severed provision as may be legal, valid and enforceable.
Section 5.15    Interpretation. When used herein the words “include”, “includes” and “including” are deemed to be followed by the words “without limitation.” Any terms defined in the singular have a comparable meaning when used in the plural, and vice-versa. All references to the Articles, Sections, and Schedules are deemed references to the Articles, Sections, and Schedules to this Agreement. The word “or” shall be inclusive and not exclusive. The Party includes its permitted assignees and/or the respective successors in title to substantially the whole of its undertaking. The words “hereof”, “hereto”, “hereunder” and similar words refer to this Agreement as a whole and not any particular Section or Article of this Agreement. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms thereof. This Agreement is deemed drafted jointly by the Parties and shall not be specifically construed against any Party based on any claim that such Party or its counsel drafted this Agreement.
Section 5.16    Force Majeure. Any delays in performance by any Party under this Agreement, other than with respect to a Party’s obligation to make payments hereunder, shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the Party affected, including acts of God, embargoes, governmental restrictions, terrorism, fire, flood, explosion, earthquake, hurricanes, storms, tornadoes, riots, wars, civil disorder, labor disturbances, acts of terrorism or compliance with any order of any Regulatory Authority. The Party suffering such occurrence shall notify the other Party as soon as practicable of such inability and of the period for which such inability is expected to continue, and any time for performance hereunder shall be extended by the actual time of delay caused by the occurrence; provided, that the Party suffering such occurrence uses commercially reasonable efforts to mitigate any damages incurred by the other Party and shall use commercially reasonable efforts to resume full performance of its obligations under this Agreement as soon as reasonably practicable.
[signature page follows]

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

IN WITNESS WHEREOF, the Parties have caused this Transition Agreement to be signed by their respective representatives thereunto duly authorized, all as of the date first written above.

NOVARTIS PHARMA AG

By:	/s/ David P. Tolman
Name: David P. Tolman attorney-in-fact
Title: Vice President, General Counsel
Global Head Legal
Novartis Oncology

By:	/s/ Bruce Shapiro
Name: Bruce Shapiro attorney-in-fact
Title: Vice President
Global Head Legal Transactions
Novartis Oncology

ARRAY BIOPHARMA INC.

By:	/s/ Ron Squarer
Name: Ron Squarer
Title: CEO

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

SCHEDULE I

1.
Regulatory Assistance and Support. Upon reasonable notice and request from Array to Novartis, Novartis will provide to Array, in a timely manner and [*], the following assistance, cooperation or advice:

•
With respect to the initial regulatory filings for Marketing Approval of Encorafenib (either alone or in combination) for the first indication in the [*] and, until [*] after receipt by Array, its Affiliates or licensees of the first such Marketing Approval, with respect to regulatory filings in any of such countries, Novartis (i) will make its employees available to answer questions with respect to documentation, referencing and generation of tables and statistics necessary for such filings and (ii) provide access to any information, Know-How, data or supporting documentation in Novartis’s possession necessary or useful for such filings (if any). Array will be primarily responsible for, and the applicant of, any such filings.

2.	Manufacturing Technology Transfer.

a)
In connection with the transfer and assignment of the Manufacturing Technology pursuant to the Asset Transfer Agreement, Novartis will provide to Array, in a timely manner and [*], cooperation and support with respect to: (i) transferring the Manufacturing Technology for the Drug Substance and Product, as applicable, to the Tech Transfer CMOs (the “Product Tech Transfer”); and (ii) qualifying and gaining regulatory approval for the Tech Transfer CMOs as a manufacturing site (“Qualification Support Services,” and together with the Product Tech Transfer, the “Technical Transfer Services”). Novartis will reimburse Array for [*] associated with the Technical Transfer Services (including all costs associated with registration stability batch runs, data validation and qualification batch runs and successful pre-approval inspections) [*].

b)
Novartis and Array, in consultation with the Tech Transfer CMOs, shall discuss and agree on a plan that sets out the timelines and respective obligations of each of the Parties in relation to the Technical Transfer Services to be provided hereunder (the “Technical Transfer Plan”), which shall be attached hereto as Exhibit C to this Schedule I. The Parties shall endeavor to agree on a Technical Transfer Plan within [*].

c)	Novartis’s obligations to perform the Technical Transfer Services will continue until (a) [*] or (b) [*] (the “Tech Transfer Period”).

d)	The Technical Transfer Services provided by Novartis shall be [*].

e)	To the extent any Manufacturing Technology is currently used, or is contemplated to be used, by Novartis for use other than in connection with Encorafenib, the Parties

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

will cooperate to ensure that Array and/or its designee has the use of Manufacturing Technology solely for Drug Substance and Product and Novartis has the use of such Manufacturing Technology solely for use other than in connection with Encorafenib, and Novartis will be entitled to retain copies of all related documentation (e.g., user manuals, etc.) solely for use other than in connection with Encorafenib, provided, however, that Novartis shall not use any Manufacturing Technology that is specifically related to Encorafenib in connection with (a) Encorafenib and products containing Encorafenib or (b) Competing Products. All Technical Transfer Services provided under this Agreement shall be limited solely for use in relation to Drug Substance, Product or Finished Product. If there is a conflict between Manufacture of Product for Array hereunder and the Manufacture of any other product, the conflict will be resolved in a fair and reasonable manner by Novartis. Without limiting the foregoing, Novartis shall dedicate to the Manufacture of Drug Substance, Product and Finished Product hereunder at least the same level of priority as Novartis dedicated to Product as of the date of the Asset Transfer Agreement and no less than the same level of priority as dedicated to Novartis’s proprietary (i.e., non-generic) compounds and products Manufactured at the Facility at which the Product is being Manufactured.

f)
The supply agreements for Materials used in Drug Substance and other Product presentations and the final formulation of Product and the contracts and purchase orders for laboratories and consultants related thereto included in the Manufacturing Technology may also be used by Novartis for use other than in connection with Encorafenib. To the extent that any such agreements, contracts and purchase orders are not transferred from Novartis to Array as Third Party Agreements pursuant to the Asset Transfer Agreement, either because it is not permitted under the terms of such Third Party Agreement or it is impractical, Novartis will work with Array, [*], to qualify and put in place appropriate supply and consulting agreements with relevant vendors, laboratories and consultants.

g)
During the Tech Transfer Period, Novartis shall make its relevant scientific and technical personnel reasonably available to Array at Novartis’s offices, at reasonable times during Novartis’s normal business hours and upon reasonable prior notice, to answer any questions or provide instruction as reasonably requested by Array concerning the Manufacturing Technology and shall facilitate visits to the Facility by Array personnel during regular business hours at a time and frequency to be determined by Novartis. In addition, Novartis agrees that Array may have a limited number of personnel at the portion of the Facility used in connection with the manufacture of the Product during regular business hours during a manufacturing campaign for the Product and as set forth in the Quality Agreement (as defined in the Supply Agreement). Such personnel may either be technical or quality personnel. Array’s personnel shall comply with Novartis’s procedures concerning cGMP (as defined in the Supply Agreement), training, safety, hygiene, confidentiality and

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

controlled access to facilities and documents as set forth under the Quality Agreement.

3.
Certain Manufacturing Items. Novartis will transition to Array, at Novartis’s expense and on a mutually agreed timeline, which in no event will be completed later than [*], such plans and activities, if any, regarding the following projects, in each case, planned and approved by Novartis in the ordinary course, and until such transition is complete will continue these projects in the ordinary course of business as currently contemplated:

•	[*]

•	[*] and

•	[*]

4.	Conduct of Clinical Trials.

a.
COLUMBUS Clinical Trial. Novartis will conduct, at its sole expense (subject to Section 4.1(b) of the Agreement), the COLUMBUS Trial, provided, however, that Array or its CRO will assume responsibility to conduct and Complete the COLUMBUS Trial upon the applicable transition date set forth on Exhibit A, and, Novartis will reimburse Array the Out-of-Pocket costs and fifty percent (50%) of FTE Costs associated with such conduct and Completion of the COLUMBUS Trial, in each case, within the parameters of the current study protocol for such trial and such other costs resulting from changes to such protocol in accordance with paragraph 4(e)(i) of this Schedule I after the transition date.

b.
Other Novartis Sponsored Trials. Novartis will conduct, at its sole expense, the Other Novartis Sponsored Trials, provided, however, that Array or its CRO will assume responsibility to conduct and Complete each such Other Novartis Sponsored Trial upon the applicable transition date set forth on Exhibit A, or, with respect to Other Novartis Sponsored Trials being conducted by Clinical Research Organizations, upon the assignment of the applicable agreement by Novartis to Array, and Novartis will reimburse Array the Out-of-Pocket Costs and fifty percent (50%) of FTE Costs associated with such conduct and Completion of the Other Novartis Sponsored Trials, in each case, within the parameters of the current study protocols for such trials and such other costs resulting from changes to such protocol in accordance with paragraph 4(e)(i) of this Schedule I after the applicable transition date.

c.	Intentionally left blank.

d.
Investigator Sponsored Clinical Trials. Pursuant to the Asset Transfer Agreement, Novartis will transfer (by assigning applicable clinical trial agreements, as Third Party Agreements, to Array), and Array will oversee the conduct and Completion of, the Ongoing Investigator Sponsored Clinical Trials, and Novartis will evaluate, and make determinations to proceed with respect to, the Proposed Investigator Sponsored Clinical

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Trials in accordance with Section 5.1(b) of the Asset Transfer Agreement. Novartis will reimburse Array the Out-of-Pocket costs and fifty percent (50%) of FTE Costs associated with the conduct and Completion of the Investigator Sponsored Clinical Trials, in each case, within the parameters of the current study protocols for such trials and such other costs resulting from changes to such protocol in accordance with paragraph 4(e)(i) of this Schedule I.

e.	General.

i.
Novartis (or a Third Party, as applicable) will use its best efforts to conduct and, with respect to trials with then-current timelines that contemplate Completion prior to the applicable transition date set forth on Exhibit A, Complete all the clinical trials assigned to it in accordance with the then-current protocol and timeline, including taking into account any changes made thereto by the Transition Committee, or in accordance with this paragraph 4(e)(i). Novartis will not make any changes to any of the protocols therefor that would reasonably be expected to delay or halt any trial, except as approved by the Transition Committee. Without limiting the foregoing:

(1)
each Party agrees that it will consent to and implement any changes to the protocols for any clinical trials involving Encorafenib (but not any Novartis Compound), in each case, that are reasonably necessary in order for the applicable clinical trial to achieve the intended objectives of such clinical trial as set forth in the clinical protocol in place subsequent to such change and [*]; and

(2)	the Parties agree that any proposed changes to the protocols for any clinical trials involving a Novartis Compound shall be mutually agreed upon by the Parties and that [*].

ii.
Array (or a Third Party, as applicable) will use its best efforts to conduct and complete all the clinical trials assigned to it that involve a Novartis Compound in accordance with the then-current protocol and timeline, including taking into account any changes made thereto by the Transition Committee.

iii.
Novartis will provide all other information, data, technical assistance, support and other materials as may be requested by Array that is reasonably necessary for carrying out the foregoing clinical trial activities.

iv.
For the avoidance of doubt, and notwithstanding any other provision of the Asset Transfer Agreement or the Ancillary Agreements (including this Agreement), Novartis will have the right to suspend any clinical trial involving a Novartis Compound immediately if (a) Novartis concludes in its reasonable judgment, which conclusion shall be subject to confirmation by a dispute resolution committee (“DRC”) in the event that Array in its reasonable judgment disagrees with the conclusion of Novartis, (b) a Regulatory Authority concludes, or (c) if applicable, the

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

data safety monitoring board recommends, that the Study Data show that the continuation of such trial would pose adverse risks to the health or safety of the trial subjects. If both Parties are unable to amend the trial protocol in a manner that reasonably addresses such safety concerns within [*] of the suspension date, then the Parties shall submit the matter for dispute resolution pursuant to Section 10.9 of the Asset Transfer Agreement and if the Parties are unable to resolve such matter in accordance therewith then either Party may terminate this Agreement with respect to such trial. For purposes of the foregoing, if a DRC is needed for a clinical trial, it shall be formed as a three-person committee that shall act by majority vote and be comprised of the Principal Investigator for such clinical trial, who shall chair such committee, and two additional clinical investigators, with each Party selecting one such clinical investigator.

5.	Intentionally left blank.

6.
Novartis Pipeline Agents. Novartis will provide continued clinical supply for and permit continuation of the combination studies of Encorafenib that include a Novartis Pipeline Agent within the parameters of the current study protocols for the clinical trials referenced in Exhibit A. On or before each subsequent clinical trial of Encorafenib in combination with a particular Novartis Pipeline Agent (the “Combination Trial”), the Parties shall enter into a clinical trial agreement governing each such trial on commercially reasonable terms. For each Combination Trial that is a Phase 3 trial, Novartis will notify Array by [*] whether or not it intends to register and Commercialize the Novartis Pipeline Agent for the indication(s) specified in such Combination Trial; provided, that if Novartis notifies Array of its intent to register and Commercialize but thereafter makes a determination not to Commercialize such Novartis Pipeline Agent for such indication, then it will provide at least [*] prior notice to Array of cessation of Development activities for that Novartis Pipeline Agent. Subject to any license agreement obligations that Novartis may have with Third Parties for return to any such Third Party of Novartis Pipeline Agents that are licensed by Novartis from such Third Party, if Novartis determines that it (or any licensee of Novartis) will not Commercialize such Novartis Pipeline Agent (or, if after launch of any Novartis Pipeline Agent, Novartis determines to no longer Commercialize such Novartis Pipeline Agent) for any indication, then it will enter into a license agreement with Array on mutually agreed upon commercially reasonable terms, including with respect to financial terms taking into account a discount to the market value reflecting Novartis’s decision not to commercialize the product, with an exclusive, irrevocable, worldwide license, with the right to sublicense, to the rights to Develop and Commercialize such Novartis Pipeline Agents in the field of oncology in combination with Encorafenib. For the avoidance of doubt, Array shall not have any rights hereunder to pursue, and Novartis shall not have any obligations to permit, clinical trials of Encorafenib in combination with any Novartis compound other than the Novartis Pipeline Agents.

7.	Audits. Novartis shall permit its books and records pertaining to the clinical trials to be conducted by or on its behalf pursuant to this Agreement to be examined no more than [*]

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

per calendar year, upon reasonable notice during normal business hours, provided such examination is requested in writing at least ten (10) business days in advance; provided, further, that any Array representative signs a confidentiality agreement in form and substance reasonably acceptable to Novartis (and its CRO, as applicable). Such examination is to be made at the expense of Array.

8.	Participation in Regulatory Communications.

a.
With respect to any clinical trials conducted by Novartis: Prior to transition of any such clinical trial to Array (as applicable), (i) Novartis shall be primarily responsible for interfacing, corresponding and meeting with Regulatory Authorities with respect to the conduct of any clinical trial involving Encorafenib, and shall keep Array fully informed of all regulatory communications and developments relating to such clinical trial, provided, however, that (A) Array shall have the right, at its option, to participate in any preparation for meetings with Regulatory Authorities and/or to attend and participate in all such meetings and (B) Array shall have primary control over all such interfaces, correspondence and meetings to the extent related solely to Encorafenib; and (ii) Novartis shall provide Array with all draft filings with any Regulatory Authorities related to each clinical trial involving Encorafenib (other than non-substantial, routine correspondence) for review and comment at least [*] days in advance of the intended date of submission (or, to the extent necessary, such shorter period to meet such intended date of submission), and shall incorporate all reasonable comments of Array thereto. For the sake of clarity, after transition of any such clinical trial to Array, Array shall be primarily responsible and shall have primary control over all such interfaces, correspondence and meetings.

b.
With respect to any clinical trials conducted by Array: Array shall be primarily responsible for interfacing, corresponding and meeting with Regulatory Authorities with respect to the conduct of such clinical trial, and shall keep Novartis fully informed of all regulatory communications and developments to the extent relating to a Novartis Pipeline Agent, provided, however, that (a) Novartis shall have the right, at its option, to participate in any preparation for meetings with Regulatory Authorities and/or to attend and participate in all such meetings to the extent related solely to any clinical trial involving a Novartis Pipeline Agent and (b) Novartis shall have primary control over all such interfaces, correspondence and meetings to the extent related solely to a Novartis Pipeline Agent. Array shall provide Novartis with all draft filings with any Regulatory Authorities related to each clinical trial involving a Novartis Pipeline Agent (other than non-substantial, routine correspondence) for review and comment at least [*] days in advance of the intended date of submission (or, to the extent necessary, such shorter period to meet such intended date of submission), and shall incorporate all reasonable comments of Novartis thereto.

c.	Each Party shall provide the other Party with copies of all correspondence with the applicable Regulatory Authorities relating to its compound that affects the conduct of a

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

clinical trial, and respond within a reasonable time frame to all reasonable inquiries by the other Party with respect thereto.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Exhibit A to Schedule I
Clinical Trials
Clinical Trials Sponsored by Novartis as of the Effective Date

Trials	Transition Date*
Encorafenib Phase III Trials:
COLUMBUS Trial	The date upon which the last patient first visit occurs (but in no event later than end of Q2 2016)
[*]
[*]	[*]
[*]
[*]	[*]
[*]	[*]
[*]	[*]

* As of such transition date, Array will assume responsibility to conduct and complete the trial.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Exhibit B to Schedule I
Manufacturing Technology

1	Key Contacts

•	[*]

•	[*]

•	[*]

2	Drug Substance

A.	[*]

•	[*]

•	[*]

•	[*]

•	[*]

•	[*]

•	[*]

B.	[*]

•	[*]

•	[*]

•	[*]

•	[*]

•	[*]

•	[*]

•	[*]

•	[*]

C.	[*]

•	[*]

•	[*]

•	[*]

3	Drug Product

A.	[*]

•	[*]

•	[*]

•	[*]

B.	[*]

•	[*]

•	[*]

•	[*]

•	[*]

•	[*]

•	[*]

•	[*]

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

4	Reference Standard(s)

•	[*]

5	Regulatory

•	[*]

•	[*]

6	Environmental Health and Safety

•	[*]

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Exhibit C to Schedule I
Technical Transfer Plan

[To be attached in accordance with paragraph 2.6 of Schedule I]

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.